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                                                                    Exhibit 4(a)




                                    AMENDMENT dated as of June 1, 1997, to the
                           Credit Agreement dated as of March 1, 1995, as previously amended (the "Agreement"), among CLEVELAND-CLIFFS INC, an Ohio corporation (the "Borrower"), the financial institutions party to such Agreement (the "Banks") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Banks (in such capacity, the "Agent").


               The Borrower has requested that the Banks extend the maturity and change the pricing of the credit facility provided for in the Agreement, and the Banks are willing to extend their Commitments and to change the pricing under the Agreement as provided herein. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

               SECTION 1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement (the Agreement, as amended by and together with this Amendment, and as hereafter amended, modified, extended or restated from time to time, being called the "Amended Agreement").

               SECTION 2. AMENDMENTS. (a) The definition of "Maturity Date" in
Section 1.01 of the Agreement is hereby amended, as of the Effective Date (as defined in Section 4 herein), to read in its entirety as follows:

               "MATURITY DATE" shall mean March 1, 2002.

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                                                                               2


               (b) The definition of "Applicable Margin" in Section 1.01 of the Agreement is hereby amended, as of the Effective Date, by replacing the existing pricing grid set forth therein with the pricing grid set forth below:


                                             Eurodollar
               Ratio                            Spread                CD Spread
               -----                            ------                ---------
Category 1
----------
Less than or equal to .20 to 1                   .325%                  .450%
Category 2
----------
Greater than .20 to 1 and less
than .35 to 1                                    .375%                  .500%
Category 3
----------
Greater than or equal to .35 to 1                .625%                  .750%


               (d) The definition of "Commitment Fee Percentage" in Section 1.01 of the Agreement is hereby amended, as of the Effective Date, by replacing the existing pricing grid set forth therein with the pricing grid set forth below:


            Ratio                            Commitment Fee
            -----                              Percentage
                                               ----------

Category 1
----------
Less than or equal to .20 to 1                  .100%
Category 2
----------
Greater than .20 to 1 and less than
 .35 to 1                                        .125%
Category 3
----------
Greater than or equal to .35 to 1               .200%


        SECTION 3. REPRESENTATIONS AND WARRANTIES. (a) The Borrower hereby represents and warrants to each of the Banks, on and as of the date hereof, and then again represents and warrants to each of the Banks on and as of the Effective Date, that:

            (i) This Amendment has been duly authorized, executed and delivered by the Borrower, and each of this Amendment and the Amended Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.


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                                                                               3


            (ii) The representations and warranties set forth in Article III of the Amended Agreement are true and correct in all material respects with the same effect as if made on and as of the date hereof and on and as of the Effective Date, after giving effect to this Amendment.

            (iii) No Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

        (b) If any representation or warranty made by the Borrower pursuant to the preceding paragraph (a) shall prove to have been incorrect in any material respect when made, then an Event of Default shall be deemed to have occurred under item (a) of Article VII of the Amended Agreement.

        SECTION 4. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective only upon satisfaction in full, on or prior to June 1, 1997, of the following conditions precedent (such date, in the event that each of such conditions has been satisfied, being herein called the "Effective Date"):

        (a) The Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Borrower, each of the Banks and the Agent.

        (b) The Agent shall have received a certificate dated the Effective Date and signed by a Responsible Officer, confirming the representations and warranties set forth in paragraph (a) of Section 2 above.

        (c) The Agent shall have received such evidence of the authority of the Borrower to execute, deliver and perform this Amendment as the Agent or its counsel shall reasonably have requested.

        SECTION 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Counterparts of this Amendment may be delivered via telecopy transmission with


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                                                                               4


the same effect as the delivery of a manually executed counterpart.

        SECTION 7. EXPENSES. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.

        SECTION 8. AGREEMENT. Except as specifically amended or modified hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Amended Agreement. This Amendment shall not be construed to affect interest or fees accrued prior to the Effective Date, and amendments herein affecting interest rates and fees shall apply only to interest and fees accruing on and after the Effective Date.


        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

                                        CLEVELAND-CLIFFS INC,

                                        by  /s/ Cynthia B. Bezik
                                           ------------------------
                                           Name: Cynthia B. Bezik
                                           Title: Vice President and Treasurer


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                                                                               5





                                        THE CHASE MANHATTAN BANK,
                                        individually and as agent,

                                        by /s/ James H. Ramage
                                          -------------------------
                                          Name: James H. Ramage
                                          Title: Vice President


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                                                                               6




                                        NBD BANK,

                                        by /s/ Winifred S. Pinet
                                          -------------------------
                                          Name: Winifred S. Pinet
                                          Title: First Vice President


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                                                                               7




                                        NATIONAL CITY BANK,

                                        by /s/ David R. Evans
                                          ------------------------
                                          Name: David R. Evans
                                          Title: Sr. Vice President



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                                                                               8



                                        PNC BANK, NATIONAL
                                        ASSOCIATION,

                                        by /s/Mark W. Rutherford
                                          ------------------------
                                          Name: Mark W. Rutherford
                                          Title: Vice President


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                                                                               9



                                        THE HUNTINGTON NATIONAL BANK,

                                        by /s/Dawn M. Enovitch
                                          ------------------------
                                          Name: Dawn M. Enovitch
                                          Title: Portfolio Manager


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                                                                              10


                                        KEYBANK NATIONAL ASSOCIATION,

                                        by /s/Thomas A. Crandell
                                          -------------------------
                                          Name: Thomas A. Crandell
                                          Title: Assistant Vice President